EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3of our report dated April 28, 2014, relating to the financial statements of SuperCom Ltd. (the "Company") appearing in the Annual Report on Form 20-F of the Company for the year ended December 31, 2013, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Brightman Almagor Zohar & Co.

A member of Deloitte Touche Tohmatsu

Tel Aviv, Israel

July 14, 2014